UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2012

ITC HOLDINGS CORP.

(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 001-32576

Michigan	32-0058047
(State of Incorporation)	(IRS Employer Identification No.)

27175 Energy Way, Novi, Michigan 48377
(Address of principal executive offices) (zip code)

(248) 946-3000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement

Issuance of METC Senior Secured Notes

On October 26, 2012, Michigan Electric Transmission Company, LLC (“METC”), an indirect wholly-owned subsidiary of ITC Holdings Corp. (the “Company”), issued $75,000,000 aggregate principal amount of its 3.98% Senior Secured Notes due 2042 (the “METC Notes”) in a private placement in reliance on an exemption from registration under the Securities Act of 1933 (the “Securities Act”). The METC Notes were sold by METC to accredited investors (as defined by Rule 501(a) of the Securities Act) pursuant to a Purchase Agreement dated October 26, 2012 (the “Purchase Agreement”). METC agreed to sell the METC Notes subject to the satisfaction of certain terms and conditions provided in the Purchase Agreement.

The METC Notes were issued under METC’s first mortgage indenture (the “Mortgage Indenture”), dated as of December 10, 2003, between The Bank of New York Mellon Trust Company, N.A., as successor to JPMorgan Chase Bank, as trustee (the “Trustee”), as supplemented by the sixth supplemental indenture thereto, dated as of October 5, 2012, between METC and the Trustee (the “Sixth Supplemental Indenture” and, together with the Mortgage Indenture, the “METC Indenture”). The METC Notes are secured by a first mortgage lien on substantially all of METC’s real and tangible personal property equally with all other securities theretofore or thereafter issued under the Mortgage Indenture, with such exceptions as described in, and such releases as permitted by, the METC Indenture.

Interest on the METC Notes is payable semi-annually on March 31 and September 30 of each year, commencing on March 31, 2013, at a fixed rate of 3.98% per annum. METC may redeem the METC Notes, in whole or in part, in an amount not less than $5,000,000 in aggregate principal amount in the case of a partial redemption, at any time or from time to time with not less than 30 nor more than 60 days’ prior notice at a redemption price equal to the sum of (a) 100% of the principal amount of such METC Notes, (b) accrued and unpaid interest thereon to the redemption date and (c) a make-whole amount, if any, determined using a discount rate of treasuries plus 50 basis points. METC may also redeem the METC Notes in whole on or after March 31, 2042 at a redemption price equal to the principal amount of the METC Notes plus accrued and unpaid interest thereon to the redemption date. The principal amount of the METC Notes is payable on October 26, 2042.

The METC Notes and the METC Indenture contain events of default customary for such a transaction, including, without limitation, failure to pay interest on any Security (as defined in the METC Indenture) for five days after becoming due; failure to pay principal on any Security when due; failure to comply with material covenants contained in the METC Indenture, subject to a 10-day cure period; failure to comply with other covenants contained in the METC Indenture and the other financing agreements relating to the offering of the METC Notes, subject to a 30-day cure period; breaches of representations and warranties; defaults in respect of obligations relating to certain debt; certain unsatisfied judgments; certain material ERISA events; termination of transmission service; termination of material transmission documents; and certain events relating to reorganization, bankruptcy and insolvency of METC. If an “Event of Default” (as defined in the METC Indenture) occurs, any holder of the Securities may accelerate its Securities (rather than all the Securities) pursuant to any payment Event of Default; the trustee or holders of a majority of the outstanding principal amount of the Securities may accelerate all the Securities pursuant to any Event of Default; and all amounts are automatically accelerated pursuant to any reorganization, bankruptcy or insolvency Event of Default.

The above description of the METC Indenture does not purport to be a complete statement of the parties’ rights and obligations thereunder. Such description is qualified in its entirety by reference to the Sixth Supplemental Indenture, a copy of which is attached to this Current Report on Form 8-K as Exhibit 4.31, and the Mortgage Indenture, filed with the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2006 as Exhibit 4.14, each of which is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The information set forth above under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

4.31

Sixth Supplemental Indenture, dated as of October 5, 2012, between Michigan Electric Transmission Company, LLC and The Bank of New York Mellon Trust Company, N.A. (as successor to JPMorgan Chase Bank), as trustee

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 29, 2012

ITC HOLDINGS CORP.

By:	/s/ Daniel J. Oginsky
Daniel J. Oginsky
Its: Senior Vice President and General Counsel